LIONBRIDGE REPORTS Q2 RESULTS WITH RECORD REVENUE OF $130.5 MILLION, GAAP EPS OF $0.06 AND
NON-GAAP EPS OF $0.12

Delivers 9% Sequential Quarter Revenue Growth and Buys Back $2.9 Million of Stock

WALTHAM, Mass. – August 06, 2014 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced revenue and earnings for the second quarter ended June 30, 2014.

Financial highlights for the second quarter include:

•	Revenue of $130.5 million, an increase of $10.3 million or 9% compared to the first quarter of 2014 and an increase of $7.1 million, or 6% year-on-year, compared to the second quarter of 2013.

•	Revenue grew 9% year-on-year in the Company’s Global Language and Content (GLC) segment, led by ongoing marketing services growth within several large existing clients as well as new engagements during the quarter with clients outside of the Company’s top ten accounts.

•	GAAP net income of $3.8 million, or $0.06 per share, based on 63.4 million weighted average fully diluted common shares outstanding. GAAP net income increased $1.9 million, or $0.03 per share, sequentially compared to Q1 2014 and increased $0.3 million, or $0.00 per share, year-on-year compared to Q2 2013.

•	Non-GAAP adjusted earnings of $7.5 million or $0.12 per share. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and acquisition-related charges, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $7.1 million for the three months ended June 30, 2014.

•	During the quarter, the Company acquired 505,000 shares of its common stock under its share repurchase program for an aggregate purchase price of $2.9 million.

The Company secured several significant new customer engagements in the quarter, including a market-leading global consulting firm, a global aerospace and defense company, and the games division of a large eCommerce company.

Lionbridge was also recently named the world’s number one language services company by independent market research firm Common Sense Advisory (CSA Research) based on size, revenue and service mix.

“Our solid second quarter results reflect ongoing revenue growth, particularly in our translation and marketing business. We are expanding our large accounts with ongoing growth in our marketing services offerings. Our new onDemand customer engagement model is scaling. And we continue to execute on our strategy to expand our business across new end markets,” said Rory Cowan, CEO of Lionbridge. “Despite potential hesitation within our largest account and related short-term slowdowns in our testing segment, we expect solid revenue, earnings and cash flow in the second half of 2014 with acceleration in 2015.”

Lionbridge provided an outlook for Q3 of 2014 with estimated revenue of $124-127 million.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 888-324-3186 and international callers can dial 630-395-0193. The pass code for the call is “Lionbridge”. The conference call will also be available live via this link.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share and has provided a reconciliation of GAAP net income to adjusted earnings and adjusted earnings per share at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

Forward Looking Statements.
This press release contains forward-looking statements that involve risks and uncertainties, including anticipated customer demand for the Company’s services, expected financial performance, expected revenue and profit growth, and the momentum, pace and strengthening of such growth in Q3 2014, H2 2014, FY 2014 and FY 2015. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; reorganization or restructuring initiatives of one or more major clients or customers, which may impact such customer’s demand or requirements for Lionbridge’s services; Lionbridge’s ability to expand its relationships with existing clients, including by offering its expanded range of services to existing customers; Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the anticipated benefits of expansion of global language workflow technologies; the anticipated growth of its OnDemand, crowdsourcing and digital marketing service offerings; the impact of competing technologies and platforms on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions, and the timing of the realization of such benefits; errors, interruptions or delays in cloud-based technology; breaches of security measures; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors resulting from its services or technologies; For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2014	2013	2014	2013

Revenue..............................................................................	$130,538	$123,407	$250,743	$237,077
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)........................................................................	89,871	84,253	172,951	166,135
Sales and marketing............................................................	9,764	9,123	19,684	18,272
General and administrative...................................................	20,373	19,188	40,719	38,669
Research and development....................................................	1,757	1,819	3,496	3,475
Depreciation and amortization................................................	1,889	1,847	3,738	3,647
Amortization of acquisition-related intangible assets......................	813	828	1,611	1,656
Restructuring, impairment, and other charges..............................	882	1,297	1,216	2,021

Total operating expenses.................................................	125,349	118,355	243,415	233,875

Income from operations...............................................................	5,189	5,052	7,328	3,202
Interest expense:
Interest on outstanding debt...................................................	100	210	249	447
Amortization of deferred financing costs.....................................	27	25	54	50
Interest income...........................................................................	31	13	50	39
Other expense (income), net.........................................................	237	592	(111)	884

Income before income taxes.........................................................	4,856	4,238	7,186	1,860
Provision for income taxes.............................................................	1,066	771	1,514	1,363

Net income...............................................................................	$3,790	$3,467	$5,672	$497

Net income per share of common stock:
Basic...............................................................................	$0.06	$0.06	$0.09	$0.01
Diluted...........................................................................	$0.06	$0.06	$0.09	$0.01
Weighted average number of common shares outstanding:
Basic..............................................................................	60,523	60,724	60,372	60,550
Diluted...........................................................................	63,410	62,436	63,515	61,941

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents................................................	$31,270	$38,867
Accounts receivable, net of allowances of $250 at June 30, 2014 and December 31, 2013....................................................	78,131	70,431
Unbilled receivables.........................................................	24,387	19,498
Other current assets..........................................................	12,946	12,938

Total current assets....................................................	146,734	141,734
Property and equipment, net...................................................	21,545	20,968
Goodwill ...........................................................................	20,584	19,595
Acquisition-related intangible assets, net....................................	12,439	13,226
Other assets........................................................................	4,618	5,487

Total assets............................................................	$205,920	$201,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.............................................................	$26,404	$21,784
Accrued compensation and benefits.......................................	18,347	18,183
Accrued expenses and other current liabilities ........................	26,181	26,982
Deferred revenue............................................................	9,472	10,583

Total current liabilities.................................................	80,404	77,532
Long-term debt.....................................................................	27,000	27,000
Deferred income taxes, long-term................................................	913	913
Other long-term liabilities..........................................................	11,604	13,172

Total stockholders’ equity .........................................................	85,999	82,393

Total liabilities and stockholders’ equity...........................	$205,920	$201,010

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Earnings (Unaudited)
Comparison to Three and Six Months Ended June 30, 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP net income ...............................................................	$3,790	$3,467	$5,672	$497
Amortization of acquisition-related intangible assets...................	813	828	1,611	1,656
Stock-based compensation................................................	1,992	1,660	3,806	3,310
Restructuring and acquisition-related charges...........................	882	1,297	1,216	2,021

Non-GAAP adjusted earnings.......................................	$7,477	$7,252	$12,305	$7,484

Fully diluted weighted average number of common shares outstanding	63,410	62,436	63,515	61,941
Non-GAAP adjusted EPS	$0.12	$0.12	$0.19	$0.12